UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 3, 2014

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381
(Commission File Number)

Nevada	26-1972677
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

601 N. Parkcenter Drive, Suite 103
Santa Ana, California 92705
(Address of principal executive offices)

(714) 462-4880
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

This Amendment No. 1 is being made to modify the presentation of the confidential information set forth in the Current Report on Form 8-K filed on June 9, 2014 (the “Original Filing”). A portion of the Original Filing was redacted. The corrected description of the Settlement Agreement is un-redacted as set forth in Item 1.01 below.

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2014, BioCorRx Inc., a Nevada corporation (the "Company"), entered into a Settlement Agreement (the “Agreement”) with Fresh Start Private Florida, LLC (“FSP Florida”) and Timothy Jon Jackoboice (“Jackoboice”). The Agreement provided, among other things, the following:

(i)
the Company shall release any and all causes of action against FSP Florida and Jackoboice in exchange for release from FSP Florida and Jackoboice of any and all causes of action against the Company, and

(ii)
the License Agreement entered into by the Company and FSP Florida on January 27, 2012 is null and void, thereby allowing the Company to regain the exclusive right to receive, implant, use, sell and otherwise commercialize the Naltrexone implant product and the Start Fresh Program throughout the State of Florida.

The foregoing text of this Item 1.01 is qualified in its entirety by the Agreement, attached hereto as Exhibit 10.1. The terms of the Agreement are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are furnished as part of this Form 8-K/A:

Exhibit 10.1	Settlement Agreement dated June 3, 2014.*

*A portion of Exhibit 10.1 has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: July 18, 2014	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer and Director